Exhibit 3.286

CERTIFICATE OF MERGER
OF
THE NON-SURVIVING ENTITIES IDENTIFIED HEREIN
INTO
T-MOBILE LICENSE LLC

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act, the undersigned submits this Certificate of Merger for filing and certifies that:

1.	The name of the surviving limited liability company is T-Mobile License LLC, a Delaware limited liability company (the “Surviving Entity”).

2.	The name and state of formation of each limited liability company being merged into the Surviving Entity are as set forth on Exhibit A hereto (collectively, the “Non-Surviving Entities”).

3.
The Agreement of Merger, dated as of September 29, 2016 (the “Merger Agreement”), has been duly approved, authorized, executed, and delivered by all required action of the Surviving Entity and each of the Non-Surviving Entities.

4.	The name of the limited liability company surviving the merger is T-Mobile License LLC.

5.	The executed Merger Agreement is on file at a place of business of the Surviving Entity located at 12920 SE 38th Street, Bellevue, WA 98006, Attention: General Counsel.

6.
A copy of the Merger Agreement will be furnished by the Surviving Entity on request, without cost, to any member of any of the Surviving Entity or any person holding an interest in any of the Non-Surviving Entities.

* * * Remainder of Page Blank - Signature Page Follows * * *

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of September 29, 2016, and is being filed in accordance with Section 18-209 of the Delaware Limited Liability Company Act by an authorized officer or representative of the Surviving Entity.

T-MOBILE LICENSE LLC

By:	/s/ David A. Miller
Name:	David A. Miller
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT A

Non-Surviving Entities

Name	Jurisdiction of Formation
C700-Albuquerque-A LLC	Mississippi
C700-Boise City-A LLC	Mississippi
C700-Charleston-A LLC	Mississippi
C700-Columbus-A LLC	Mississippi
C700-Ft. Myers-A LLC	Mississippi
C700-Jacksonville-A LLC	Mississippi
C700-Richmond-A LLC	Mississippi
C700-Salt Lake City-A LLC	Mississippi
C700-Sarasota-A LLC	Mississippi
C700-Savannah-A LLC	Mississippi
Cavalier Albany GA, LLC	Mississippi
Cavalier Albany NY, LLC	Mississippi
Cavalier Augusta , LLC	Mississippi
Cavalier Beaumont, LLC	Mississippi
Cavalier Buffalo, LLC	Mississippi
Cavalier C Christi TX, LLC	Mississippi
Cavalier Charlotte, LLC	Mississippi
Cavalier Columbia, LLC	Mississippi
Cavalier Fayetteville, LLC	Mississippi
Cavalier Greensboro, LLC	Mississippi
Cavalier Greenville, LLC	Mississippi
Cavalier Harrisburg, LLC	Mississippi
Cavalier Honolulu, LLC	Mississippi
Cavalier Lexington, LLC	Mississippi
Cavalier Louisville, LLC	Mississippi
Cavalier McAllen, LLC	Mississippi
Cavalier Spokane, LLC	Mississippi
Cavalier State College, LLC	Mississippi
Cavalier Staunton, LLC	Mississippi
Cavalier Syracuse LLC	Mississippi
Cavalier Tallahassee, LLC	Mississippi
Cavalier Toledo, LLC	Mississippi

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATION INTO
DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST:
The name of the surviving limited liability company is T-Mobile License LLC, and the name of the corporation being merged into this surviving limited liability company is Powertel Memphis Licenses, Inc.

SECOND:	The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation.

THIRD:	The name of the surviving limited liability company is T-Mobile License LLC.

FOURTH:	The merger is to become effective on December 31, 2019 at 11:40 pm EST.

FIFTH:	The Agreement of Merger is on file at 12920 S.E. 38th Street, Bellevue, Washington 98006, the place of business of the surviving limited liability company.

SIXTH:
A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person, the 20th day of December, A.D., 2019.

By:	/s/ David A. Miller
Authorized Person

Name:	David A. Miller

Title:	EVP, General Counsel & Secretary

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATION INTO
DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST:
The name of the surviving limited liability company is T-Mobile License LLC, and the name of the corporation being merged into this surviving limited liability company is SunCom Wireless License Company, LLC.

SECOND:	The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation.

THIRD:	The name of the surviving limited liability company is T-Mobile License LLC.

FOURTH:	The merger is to become effective on December 31, 2019 at 11:40 pm EST.

FIFTH:	The Agreement of Merger is on file at 12920 S.E. 38th Street, Bellevue, Washington 98006, the place of business of the surviving limited liability company.

SIXTH:
A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person, the 20th day of December, A.D., 2019.

By:	/s/ David A. Miller
Authorized Person

Name:	David A. Miller

Title:	EVP, General Counsel & Secretary

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATION INTO
DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST:
The name of the surviving limited liability company is T-Mobile License LLC   and the name of the corporation being merged into this surviving limited liability company is Iowa Wireless Services Holding Corporation.

SECOND:	The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation.

THIRD:	The name of the surviving limited liability company is T-Mobile License LLC.

FOURTH:	The merger is to become effective on December 31, 2019 at 11:50 pm EST.

FIFTH:	The Agreement of Merger is on file at 12920 S.E. 38th Street, Bellevue, Washington 98006, the place of business of the surviving limited liability company.

SIXTH:
A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person, the 20th day of December, A.D., 2019.

By:	/s/ David A. Miller
Authorized Person

Name:	David A. Miller

Title:	EVP, General Counsel & Secretary